UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2016

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7254
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On July 22, 2016, 21st Century Oncology, Inc., (“21C”), a wholly owned subsidiary of 21st Century Oncology Holdings, Inc. (the “Company”),  reached an agreement with holders of a majority of the aggregate principal amount of Notes (as herein defined) outstanding (the “Consenting Holders”) to enter into a Second Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated April 30, 2015 (the “Indenture”), among 21C, the guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”), governing 21C’s 11.00% Senior Notes due 2023 (the “Notes”).

The Supplemental Indenture will provide for a limited waiver through July 31, 2016 of certain defaults or events of default under the Indenture for failure to timely furnish to the Trustee and holders of the Notes or file with the SEC the financial information required in an annual report on Form 10-K for the year ended December 31, 2015 or in a quarterly report on Form 10-Q for the period ended March 31, 2016 (the “SEC Reports”). As consideration for the foregoing, 21C agreed to pay to all holders of Notes a cash payment of $2.30 per $1,000 principal amount of Notes. 21C also agreed to pay certain fees and expenses of the advisors to the Consenting Holders incurred in connection with the Supplemental Indenture. The Consenting Holders have consented to 21C entering into the Supplemental Indenture. The foregoing summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Supplemental Indenture, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

21C expects to engage in discussions with the lenders under its credit agreement and the holders of the Notes (as applicable) regarding extending further the deadline under the credit agreement and Indenture for delivering the SEC Reports (as well as the report for the quarter ended June 30, 2016) and waiving until such date any defaults or events of default that would otherwise occur due to the failure to timely provide such reports.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. The forward-looking statements contained in this Current Report on Form 8-K concern, among other things, statements regarding the consent solicitation and any amendments or modifications to 21C’s credit agreement or Indenture. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Current Report on Form 8-K might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. For more details on factors that could affect these expectations, please see our other filings with the SEC.

Item 9.01                   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Form of Second Supplemental Indenture, among 21st Century Oncology, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: July 22, 2016	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Chief Financial Officer